                                 EXHIBIT 4.4A

RECORDING REQUESTED BY
AND WHEN RECORDED
RETURN TO:

James W. Daniels, Esq.
Latham & Watkins
650 Town Center Drive
Suite 2000
Costa Mesa, CA 92626

INSTRUCTIONS TO COUNTY CLERK:

Index this instrument as: (i) a Mortgage;
(ii) a Fixture Filing; and (iii) a Deed of Trust.


--------------------------------------------------------------------------------


                           NEW MEXICO UTILITIES, INC.
                  (formerly Paradise Community Services, Inc.)

                                       TO

               SUNWEST BANK OF ALBUQUERQUE, NATIONAL ASSOCIATION

                                    Trustee


                              ____________________


                              FIRST SUPPLEMENT TO
                             INDENTURE OF MORTGAGE



                            Dated February 14, 1992

                                    Securing



                              First Mortgage Bonds

                              ____________________


--------------------------------------------------------------------------------


            [The Indenture to which this instrument is a supplement
          is a mortgage of both real and personal property, including chattels, and also constitutes, among other things, a Security
          Agreement creating a security interest in personal property.
          Such Indenture contains after-acquired property provisions.
           Such Indenture also contains an agreement, in Section 9.04 thereof, by which New Mexico Utilities, Inc., as trustor,
            agrees to subject the real estate subject thereto to the
        terms of the Deed of Trust Act, 48-10-1 to 48-10-21 NMSA 1978.]

       THIS FIRST SUPPLEMENT TO INDENTURE OF MORTGAGE (the "Supplement") is made and entered into as of the 15th day of May, 1992 by and between NEW MEXICO UTILITIES, INC., a New Mexico corporation, formerly Paradise Community Services, Inc. (hereinafter called the "Company"), and SUNWEST BANK OF ALBUQUERQUE, NATIONAL ASSOCIATION, a national banking association (hereinafter called "Trustee") with respect to the following:

                                    RECITALS
                                    --------

       A. The Company and Trustee are parties to a certain Indenture of Mortgage dated February 14, 1992 and filed March 11, 1992 as Document No. 92-22404, recorded in Book 92-5, Pages 9251 to 9380, records of Bernalillo County, New Mexico (the "Indenture").

       B. Exhibit "A" to the Indenture, as recorded, describes certain real property and real property interests owned by the Company. As recorded, such Exhibit "A" contains a number of errors. In addition, when the Indenture was recorded, page 13 thereof was not included in the recorded instrument.

       C. Section 13.01 of the Indenture permits the Company to execute, deliver and record, without the consent of the Bondholders, supplements to the Indenture for the purpose, among other things, of clarifying or correcting matters in the Indenture, including Exhibit "A" thereto. The Company and the Trustee desire to execute, deliver and record this Supplement for the purpose of correcting the errors which currently exist in Exhibit "A" to the Indenture and for the purpose of adding page 13 to the recorded instrument, and do so pursuant to the provisions of Section 13.01 of the Indenture.


                                   AGREEMENT
                                   ---------

       IN CONSIDERATION OF the foregoing recitals, the Company and the Trustee agree as follows:


1.     Amendments to Exhibit "A" to Indenture.  Exhibit "A" to the Indenture
       --------------------------------------
shall be amended in the following respects:

          (a) Item 84 in Part I of Exhibit "A" is modified to reflect that the Easement therein described is dated June 15, 1990 rather than June 2, 1990.

          (b) Item A in Part II of Exhibit "A" is modified in the following respects:

              (i) The letter "L" appearing in the third and fourth lines of the indented legal description shall be replaced with an "E" each place where such letter "L" appears.

              (ii) The phrase "02 minutes" appearing in the fourth line of the indented legal description shall be amended to read "00 minutes."

          (c) The phrase "S.60 degrees 55'53" East" appearing in the next to last line of the indented legal description in Item D of Part II of Exhibit A shall be amended to read "S.63 degrees 55'53" East."

       2.   Inclusion of Page 13.  The page attached to this supplement as
            --------------------
Exhibit "A" is hereby added to the Indenture as page 13 thereof.

       3.   Effective Date.  The effective date of this Supplement shall be that
            --------------
date upon which an executed and acknowledged counterpart of this Supplement is recorded in the office of the County Clerk of Bernalillo County, New Mexico.

       4.   Indenture in Effect.  The Company and the Trustee agree and
            -------------------
acknowledge that the Indenture, as amended and supplemented by this Supplement, remains in full force and effect in accordance with its terms.

       5.   Company Covenant to Pay Trustee Fees.  By its signature hereto, the
            ------------------------------------
Company covenants and agrees to pay the reasonable fees and costs of the Trustee incurred or charged in connection with the review and execution of this Supplement and all amendments to the form UCC-1 financing statements filed and recorded concurrently with the recordation of the Indenture.

       6.   Counterparts and Inclusions in Indenture.  This Supplement may be
            ----------------------------------------
executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. Upon recordation of this Supplement in the office of the County Clerk of Bernalillo County, New Mexico, this Supplement shall be and become a part of the Indenture and shall be construed as a part thereof. By its signature hereto, the Trustee authorizes the Company to record an executed and acknowledged counterpart of this Supplement in the office of the County Clerk of Bernalillo County, New Mexico.

       7.   Separability Clause.  In case any provision in this Supplement shall
            -------------------
be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions, and of the other provisions of the Indenture, shall not in any way be affected or impaired thereby.

       8.   Governing Law.  THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE
            -------------
WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW MEXICO.

       IN WITNESS WHEREOF, the parties hereto have caused this Supplement to Indenture of Mortgage to be duly executed, with the Company's corporate seal to be hereunto affixed and attested, all as of the day and year first above written.

[SEAL]                                NEW MEXICO UTILITIES INC.,
                                      a New Mexico corporation


                                      By  /s/ Robert Swartwout
                                        ----------------------------

                                      Its:  President
                                          --------------------------

                                      By  /s/ William C. Jasura
                                        ----------------------------

                                      Its:  V.P. Finance
                                          --------------------------

                                                "Company"


                                      SUNWEST BANK OF ALBUQUERQUE,
                                      NATIONAL ASSOCIATION,
                                      a national banking association


                                      By  /s/ Elizabeth Dean
                                        ---------------------------
                                             Authorized Officer

Attest:___________________________
         Assistant Secretary

STATE OF NEW MEXICO

COUNTY OF BERNALILLO



       On July 1, 1992, before me, Jean G. Stevens, Notary Public, personally appeared Robert Swarthout, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

       WITNESS my hand and official seal.


                                /s/ Jean G. Stevens
                                _________________________________
                                Notary Public


STATE OF NEW MEXICO

COUNTY OF BERNALILLO



       On July 1, 1992, before me, Jean G. Stevens, Notary Public, personally appeared William C. Jasura, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

       WITNESS my hand and official seal.


                                /s/ Jean G. Stevens
                                _________________________________
                                Notary Public

STATE OF NEW MEXICO

COUNTY OF BERNALILLO



       On June 19, 1992, before me, W. M. Reach, Notary Public, personally appeared Elizabeth Dean, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

       WITNESS my hand and official seal.


                           /s/ W. M. Reach
                           ---------------------------------
                           Notary Public

Payment of Taxes]; and (f) any lien modifying, renewing, extending or replacing
----------------
solely a lien or liens described in clause (d) of this definition, the incurrence of which complies with subsection B of Section 6.06 [Limitations on
                                                                --------------
Liens; Payment of Taxes]; and (g) the lien permitted by Section 10.07
-----------------------
[Compensation and Reimbursement].
-------------------------------

          "Prior Lien Obligation" means any indebtedness and the evidence
           ---------------------
thereof, if any, secured by a Prior Lien.

          "Purchase Agreement" means the document by which a Purchaser agrees to
           ------------------
purchase all or a portion of the Series A Bonds or any subsequent series of Bonds.

          "Purchaser" means the buyer or buyers of the Series A Bonds or any
           ---------
subsequent series of Bonds as provided by one or more Purchase Agreements with respect to such series of Bonds.

          "Redemption Date" when used with respect to any Bond to be redeemed
           ---------------
means the date fixed for such redemption pursuant to this Indenture.

          "Redemption Price" when used with respect to any Bond to be redeemed
           ----------------
means the price at which it is to be redeemed pursuant to this Indenture. Such price includes the applicable premium, if any, but does not include installments of interest whose Stated Maturity is on or before the Redemption Date.

          "Registered Holder" when used with respect to any Bond means the
           -----------------
Person in whose name such Bond is registered in the Bond Register.

          "Regular Record Date" for the interest payable on any Interest Payment
           -------------------
Date on the Bonds of any series means the date for the determination of the Person entitled to the payment of such interest as specified in the provisions of this Indenture creating such series.

          "Responsible Officer" when used with respect to the Trustee means the
           -------------------
chairman or vice-chairman of the board of directors of the Trustee, the chairman or vice-chairman of the executive committee of said board, the president, any vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller, any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Third-Party Encumbrance" means any lien, mortgage,
           ----------------------------------
security interest, charge or title defect such that any person other than the Company (the "obligee") has, or would have, upon a default in any obligation by any other person other than the Company (the "obligor"), a right or remedy, the exercise of which by the obligee would materially detract from the value of the property interest of the Company affected thereby or would materially impair the use of such property for the purposes for which the Company holds such property or such rights therein or thereto. A Restricted Third-Party Encumbrance shall not include this Indenture or any supplement thereto.

           "Security" shall have the meaning set forth in Section 2(1) of the
            --------
Securities Act of 1933, as amended.

                                  EXHIBIT "A"

                                      13